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                                                                    EXHIBIT 23.1

The Board of Directors
Orbital Imaging Corporation

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                        KPMG LLP

Washington, DC
June 25, 1999